Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-202054) of Rice Energy Inc., and
(2) Registration Statement (Form S-8 No. 333-193619) pertaining to the 2014 Long-Term Incentive Plan of Rice Energy Inc.;
of our report dated March 13, 2015, with respect to the consolidated financial statements of Rice Energy Inc. included in this Annual Report (Form 10-K) of Rice Energy Inc. for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP
Pittsburgh, Pennsylvania
March 13, 2015